Exhibit 99.1

MARTIN MARIETTA COMPLETES ACQUISITION OF BLUEGRASS MATERIALS

Strengthens Aggregates-Led Position in Strategic, High-Growth Regions

RALEIGH, N.C. (April 30, 2018) – Martin Marietta Materials, Inc. (NYSE: MLM) today announced that it successfully completed its previously announced acquisition of Bluegrass Materials Company, the largest privately-held, pure-play aggregates company in the United States, for $1.625 billion in cash.  The transaction, which closed on April 27, 2018, provides a portfolio of more than 125 years of strategically-located, high-quality reserves across Georgia, South Carolina, Maryland, Kentucky and Tennessee.

Ward Nye, Chairman, President and CEO of Martin Marietta, stated, “We are pleased to complete the Bluegrass acquisition and welcome a talented group of new employees to the Martin Marietta team.  The acquisition, wholly consistent with our long-term strategic growth plan, enhances our aggregates-led position in high-growth southeastern and Mid-Atlantic regions and expands our product offerings to both new and existing customers. Bluegrass’ strategic assets and impressive cost profile, combined with the depth and excellence of its personnel, strengthen our ability to deliver significant value for shareholders, customers and employees.”

Martin Marietta also announced that it has reached an agreement with the U.S. Department of Justice (DOJ), which has been submitted to the United States District Court for the District of Columbia as a proposed court order. The agreement, embodied in the proposed order, resolves all competition issues with respect to the acquisition.  Under the terms of the agreement with the DOJ, Martin Marietta divested its Forsyth aggregates quarry north of Atlanta, Georgia, and will divest Bluegrass’ Beaver Creek aggregates quarry in western Maryland.

Martin Marietta expects to realize annual synergies of approximately $15 million within twelve months of the transaction’s close date.  Excluding acquisition-related expenses, the acquisition is also expected to be accretive to earnings per share and cash flow within the first full year of ownership.  Integration of the acquired business is underway and proceeding as planned.

Additional Information

Martin Marietta will provide additional information about the Bluegrass acquisition on its first quarter 2018 earnings conference call and online web simulcast on May 8, 2018 at 11:00 AM Eastern Time.  For those investors without online web access, the first quarter 2018 earnings conference call may also be accessed by calling (970) 315-0423, confirmation number 5287057.

Forward Looking Statements

This release contains statements which, to the extent they are not recitations of historical fact, constitute forward-looking statements within the meaning of federal securities law.  Investors are cautioned that all forward-looking statements involve risks and uncertainties, and are based on assumptions that we believe in good faith are reasonable at the time the statements are made, but which may be materially different from actual results.  Investors can identify these statements by the fact that they do not relate only to historic or current facts.  The words “may”, “will”, “could”, “should”, “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “intend”, “outlook”, “plan”, “project”, “scheduled” and similar expressions in connection with future events or future operating or financial performance are intended to identify forward-looking statements.  Any or all of Martin Marietta’s forward-looking statements in this release may turn out to be wrong.

Statements and assumptions on future revenues, income and cash flows, performance, economic trends, the outcome of litigation, regulatory compliance and environmental remediation cost estimates are examples of forward-looking statements.  Numerous factors could affect our forward-looking statements and actual performance.  In addition, other risks and uncertainties not presently known to us or that we currently consider immaterial could affect the accuracy of our forward-looking statements.

Except as required by law, we undertake no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

You should consider these forward-looking statements in light of risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2017, our Current Report on Form 8-K filed on March 16, 2018 and other periodic filings made with the SEC.  All of our forward-looking statements should be considered in light of these factors.  In addition, other risks and uncertainties not presently known to us or that we consider immaterial could affect the accuracy of our forward-looking statements.

About Martin Marietta

Martin Marietta, a member of the S&P 500 Index, is an American-based company and a leading supplier of building materials, including aggregates, cement, ready mixed concrete, and asphalt. Through a network of operations spanning 27 states, Canada and The Bahamas, dedicated Martin Marietta teams supply the resources necessary for building the solid foundations on which our communities thrive. Martin Marietta's Magnesia Specialties business provides a full range of magnesium oxide, magnesium hydroxide and dolomitic lime products.  For more information, visit www.martinmarietta.com or www.magnesiaspecialties.com.

Investor Contact:
Suzanne Osberg
Vice President, Investor Relations
(919) 783-4691
Suzanne.Osberg@martinmarietta.com